UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2008 (March 25, 2008)
King Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Tennessee	001-15875	54-1684963

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Fifth Street, Bristol, Tennessee	37620

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (423) 989-8000
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 25, 2008, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of King Pharmaceuticals, Inc. (“King”) approved the following revised form documents to be used pursuant to King’s Incentive Plan: Form of Option Certificate and Nonstatutory Stock Option Agreement; Form of Restricted Stock Certificate and Restricted Stock Grant Agreement; Form of Long-Term Performance Unit Award Agreement (One-Year Performance Cycle); and Form of Long-Term Performance Unit Award Agreement (Three-Year Performance Cycle), all of which are attached hereto as exhibits.
     The Committee also approved a merit salary increase for Brian A. Markison, King’s Chairman of the Board, President and Chief Executive Officer, effective March 25, 2008, in recognition of his contributions to King. Mr. Markison’s annual base salary was increased to $990,000, an increase of $40,000.
Item 9.01 Financial Statements and Exhibits
               (d) Exhibits

10.01	Form of Option Certificate and Nonstatutory Stock Option Agreement

10.02	Form of Restricted Stock Certificate and Restricted Stock Grant Agreement

10.03	Form of Long-Term Performance Unit Award Agreement (One-Year Performance Cycle)

10.04	Form of Long-Term Performance Unit Award Agreement (Three-Year Performance Cycle)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2008	KING PHARMACEUTICALS, INC.
	By:	/s/ Joseph Squicciarino
Joseph Squicciarino
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.01	Form of Option Certificate and Nonstatutory Stock Option Agreement

10.02	Form of Restricted Stock Certificate and Restricted Stock Grant Agreement

10.03	Form of Long-Term Performance Unit Award Agreement (One-Year Performance Cycle)

10.04	Form of Long-Term Performance Unit Award Agreement (Three-Year Performance Cycle)